Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, 333-129813, 333-155661, 333-163133 and 333-180286) of Western Digital Corporation of our reports dated August 17, 2012, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 29, 2012 and July 1, 2011 and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 29, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 29, 2012, which reports appear in the June 29, 2012, Annual Report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

August 17, 2012

Irvine, California